Exhibit 99.1

Contact:	James P. Zeumer Senior Vice President, Public Affairs, Communications and Investor Relations 480-627-2785
FOR IMMEDIATE RELEASE
ALLIED WASTE NORTH AMERICA ANNOUNCES CLOSING OF
SENIOR NOTES OFFERING AND SUCCESSFUL CONSENT SOLICITATION OF
8.5% SENIOR NOTES DUE 2008
Phoenix, AZ., March 12 — Allied Waste Industries, Inc. (NYSE: AW) today announced that its wholly-owned subsidiary, Allied Waste North America, Inc. (“AWNA”), has successfully completed its offering of $750 million in aggregate principal amount of its 6⅞% Senior Notes due 2017 (the “6⅞% Notes”). Allied Waste will apply the net proceeds from the sale of the 6⅞% Notes to purchase up to $750 million of AWNA’s 8.5% Senior Notes due 2008 (the “8.5% Notes”) pursuant to AWNA’s previously announced tender offer.
AWNA, in connection with its cash tender offer and concurrent consent solicitation for its 8.5% Notes, has received valid tenders and a sufficient number of consents to adopt the proposed amendments to the indenture governing the 8.5% Notes. A total of approximately $727 million, or 97% of the aggregate principal amount of the 8.5% Notes outstanding, were validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on March 9, 2007 (the “Consent Date”). The tender offer and consent solicitation are scheduled to expire at 11:59 p.m., New York City time, on March 23, 2007, unless extended (the “Expiration Date”).
Payments for the 8.5% Notes validly tendered and not withdrawn before the Consent Date are being made today, and the proposed amendments to the indenture governing the 8.5% Notes are being adopted today pursuant to a supplemental indenture. The amendments to the indenture will eliminate substantially all of the restrictive covenants and certain events of default and related provisions and reduce the required notice period contained in the optional redemption provisions of the indenture governed by the 8.5% Notes.
Holders of the 8.5% Notes can obtain copies of the offer to purchase and consent solicitation statement and related materials from D.F. King & Co., Inc., the Information Agent, at 800-848-2998 or 212-269-5550. Questions regarding the offer and solicitation can be addressed to Dealer Manager, Citigroup Corporate and Investment Banking at 800-558-3745 or UBS Investment Bank at 888-722-9555 x4210.
None of the representatives or employees of Allied Waste, the Dealer Managers or the Information Agent makes any recommendations as to whether or not holders should tender their 8.5% Notes pursuant to the tender offer and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender 8.5% Notes and, if so, as to the principal amount of such 8.5% Notes to tender.
The tender offer and consent solicitation are being made solely by the offer to purchase and consent solicitation statement dated February 26, 2007. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 8.5% Notes.

About Allied Waste Industries
Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2006, the Company operated a network of 304 collection companies, 161 transfer stations, 168 active landfills and 57 recycling facilities in 37 states and Puerto Rico.
Safe Harbor for Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “outlook,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward looking statements in this press release include, among others, statements regarding the issuance of the senior notes and the use of proceeds thereof.
These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt and possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) our ability to service and refinance our debt and operate our business because of our significant leverage; (12) increases in final capping, closure, post- closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (13) we may be unable to obtain financial assurances, including if our bonds are downgraded; (14) the loss of services of any members of senior management may affect our operating abilities; (15) government regulations may increase the cost of doing business; (16) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (17) potential increases in commodity, insurance, oil and fuel prices may make it more expensive to operate our business; (18) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (19) risks associated with undisclosed liabilities of acquired businesses; (20) the effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; (21) we may not be able to realize some or all anticipated net benefits associated with the best practice programs; (22) potential earnings volatility resulting from impairment of the Company’s goodwill; (23) changes in internal controls resulting from compliance with the Sarbanes-Oxley Act of 2002 and any associated costs; (24) potential issues arising from changes in accounting estimates and judgments; (25) the outcome of legal or tax proceedings; (26) we may not realize expected benefits from market realization plan and business development plan; (27) our insurance may not be adequate to cover environmental liabilities; (28) new accounting rules may impact earnings; (29) price increases may not be adequate to offset the impact of inflation and business growth on our costs; and (30) the outcome of examination or administrative review by various federal and state taxing authorities.
Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Allied’s Form 10-K for the year ended December 31, 2006. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Websites: www.alliedwaste.com and www.disposal.com
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